Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Reports
Third Quarter 2015 Financial Results

NEW YORK, November 9, 2015 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; “Lindblad”, the “Company”), a global provider of expedition cruises and adventure travel experiences, today reported its financial results for the quarter ended September 30, 2015.

Lindblad also announced today that the Company’s Board of Directors has approved a $20 million stock and warrant repurchase plan, which authorizes the Company to purchase its stock and warrants from time to time.

Lindblad’s Financial Highlights for the Third Quarter and First Nine Months of 2015

●	Lindblad generated tour revenue of $58.6 million in the third quarter of 2015, an increase of $7.1 million or 13.8% compared to the prior year quarter
●	Tour revenue for the first nine months of 2015 amounted to $163.5 million, an increase of $9.8 million or 6.4% compared to the prior year period
●	Net Yield for the third quarter was $935.21 compared to $950.02 in the prior year quarter, and $966.09 in the first nine months of 2015 compared to $964.61 in the prior year period
●	Adjusted EBITDA for the third quarter was $15.8 million, a 16.2% increase from $13.6 million in the prior year quarter. Adjusted EBITDA was $42.1 million for the first nine months of 2015, an 8.8% increase from $38.7 million in the prior year period

Review of Lindblad’s Third Quarter 2015 Results

“The Company continued to post excellent results in the third quarter, driven specifically by the strong performance of the owned and chartered fleet, supplemented by additional charter inventory and a slight increase in departures of the owned vessels. We were pleased to see tour revenue and Adjusted EBITDA grow 13.8% and 16.2%, respectively, compared to the prior year quarter, and we remain confident in the outlook for the rest of the year,” said Sven-Olof Lindblad, President and Chief Executive Officer of Lindblad. “These results also demonstrate the resilience of our business as we made up for weak demand in Australia related to the downturn in the Australian economy and currency by successfully refocusing on our core U.S. market.”

Tour revenue in the third quarter amounted to $58.6 million, compared to $51.5 million in the third quarter in 2014 which represents an increase of $7.1 million or 13.8%. The growth was primarily driven by $5.7 million higher guest ticket revenues derived from an increase in the number of voyages, both on chartered and owned vessels, as well as the timing of dry docks in 2015 when compared to 2014. This increase was partially offset by slightly lower occupancy for the fleet, a 2.5% change, primarily related to the National Geographic Orion in the Kimberley season in Australia and on its Indonesian and South Pacific itineraries. As part of the redeployment of this vessel, these voyages will not be repeated in 2016. Tour revenues for the first nine months of 2015 increased 6.4% compared to the prior year, to $163.5 million from $153.7 million in the first nine months of 2014.

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Net Yield in the quarter amounted to $935.21 compared to $950.02 in the third quarter of 2014, which represents a decrease of 1.6%, related to the decrease of occupancy in the quarter as well as an increase in commissions and incentives. Lindblad recorded 48,200 Guest Nights Sold in the third quarter of 2015, 5,817 guests, and an occupancy rate of 90.5%. Net Yield for the first nine months of 2015 amounted to $966.09 compared to $964.61 in the prior year period.

Adjusted Net Cruise Cost per Available Guest Night amounted to $637.90 in the third quarter of 2015, compared to $660.60 in the same period in the prior year, which represents a decrease of 3.4%. The decrease in Adjusted Net Cruise Cost per Available Guest Night was primarily driven by a reduction in the cost of fuel in the third quarter of 2015 compared to 2014 and a decrease in dry dock costs and related fleet expenses for the owned fleet due to improved cost controls. Adjusted Net Cruise Cost per Available Guest Night amounted to $674.84 for the first nine months of 2015 compared with $683.63 for the same time period in 2014.

Adjusted EBITDA increased 16.2% in the third quarter of 2015 to $15.8 million compared to $13.6 million in the same period in 2014. Adjusted EBITDA increased 8.8% in the first nine months of 2015 to $42.1 million compared to $38.7 million in the first nine months of 2014. A reconciliation between Adjusted EBITDA and GAAP net income is included in the accompanying financial data.

Full Year 2015

The Company continues to be confident it will achieve the 2015 financial projections set forth in the investor presentation filed with the Securities and Exchange Commission (“SEC”) on April 1, 2015 which projected revenue of $204 million and Adjusted EBITDA of $45 million for the full year of 2015.

Ian Rogers, the Company’s Chief Financial and Operating Officer also added: “We continue to see early indicators of a strong booking pace for 2016 with 63% of ticket revenue for the 2016 financial year on the books as of October 15, 2015, compared with 61% at the same time in 2014 for the 2015 financial year.”

Fleet Expansion

During the third quarter of 2015, the Company signed a non-binding letter of intent to build two new coastal vessels with expected deliveries on target for the second quarter of 2017 and 2018. The Company paid a $4 million non-refundable slot fee to reserve a shipyard’s capacity for the purpose of these builds. Negotiations of the final contract based on the letter of intent are ongoing and the build is expected to commence in the fourth quarter. “We are deep in final details for the new U.S. flagged vessels for delivery in 2017 and 2018. As mentioned before, these two new 100-passenger ships will be deployed in geographies complementary to our existing U.S. coastal vessels where demand is strong,” said Sven-Olof Lindblad. “We also continue to explore a range of acquisition opportunities that we believe would be accretive to our planned newbuild expansion.”

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Stock and Warrant Repurchase Plan

The Company also announced today that its Board of Directors has approved a $20 million stock and warrant repurchase plan. This plan authorizes the Company to purchase from time to time the Company's outstanding common stock and warrants through open market repurchases in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended, and/or in privately negotiated transactions based on market and business conditions, applicable legal requirements and other factors. Any shares and warrants purchased will be retired. The plan has no time deadline and will continue until otherwise modified or terminated by the Company's Board of Directors at any time in the Company's sole discretion.

“We have significant available liquidity beyond the planned investment in the expansion of our fleet and we have established this repurchase program to have the flexibility to opportunistically buy back our stock or warrants and thereby maximize stockholder returns,” said Ian Rogers.

New Chief Financial Officer

On October 28, 2015, the Company announced it had named John McClain as its Chief Financial Officer. He will join Lindblad on November 10, 2015. Mr. McClain brings a long history of leadership positions in a wide range of public companies, most recently serving as the chief financial officer of The Jones Group Inc. until its sale to Sycamore Partners in April 2014. Prior to Jones, he held senior positions at Avis Budget Group, Inc., Cendant Corporation, Sirius Satellite Radio Inc., ITT Corporation and Arthur Andersen & Co.

Current Chief Operating Officer Ian Rogers, who previously also held the CFO title, will continue as COO and be focused on driving Lindblad's existing operations and its significant growth initiatives.

Mark D. Ein, Chairman of Lindblad said, "We are excited to welcome John to the leadership team at Lindblad. He brings significant public company, financial market and M&A expertise that will be highly valuable to the Company as we execute our plan to grow the platform through an expansion of the fleet and opportunistically seeking compelling strategic acquisitions."

Conference Call Scheduled

The Company has scheduled a conference call at 10:00 a.m. Eastern Time on November 9, 2015 to discuss the earnings of Lindblad. The conference call can be accessed by dialing (844) 378-6487 (United States), (855) 669-9657 (Canada) or (412) 542-4182 (outside the U.S.). A replay of the call will be available at the Company’s investor relations website, investors.expeditions.com.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. is an expedition travel company that works in partnership with National Geographic to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and to promote conservation and sustainable tourism around the world. The partnership’s educationally oriented voyages allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

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FORWARD LOOKING STATEMENTS

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include our financial projections and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) changes adversely affecting the business in which we are engaged; (ii) management of our growth and our ability to execute on our planned growth; (iii) general economic conditions; (iv) our business strategy and plans; (v) compliance with applicable laws and regulations; (vi) compliance with the financial and/or operating covenants in our amended credit agreement; (vii) adverse publicity regarding the cruise industry in general; (viii) loss of business due to competition; (ix) the result of future financing efforts; (x) the inability to meet revenue and Adjusted EBITDA projections and (xi) those risks described in our filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of the Company’s website.

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	As of
	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$208,751,533	$39,678,720
Restricted cash and marketable securities	9,284,500	8,334,632
Inventories	1,835,325	1,700,226
Marine operating supplies	4,178,662	5,078,552
Prepaid expenses and other current assets	10,153,283	11,320,698
Total current assets	234,203,303	66,112,828

Property and equipment, net	122,027,393	121,873,440
Due from shareholder	-	1,500,926
Other long-term assets	13,081,755	2,019,503
Operating rights	6,528,949	6,528,949
Deferred tax assets	121,330	101,860
Investment in CFMF	-	47,787,835
Total assets	$375,962,730	$245,925,341

LIABILITIES
Current Liabilities:
Unearned passenger revenues	$72,946,189	$73,195,195
Accounts payable and accrued expenses	18,629,236	20,028,315
Long-term debt - current	1,750,000	4,934,030
Obligation to repurchase shares of common stock	-	4,965,792
Due to CFMF	-	22,733,000
Total current liabilities	93,325,425	125,856,332

Long-term debt, less current portion	162,697,005	51,755,608
Other long-term liabilities	638,862	447,145
Deferred income taxes - long-term	703,506	299,035
Total liabilities	257,364,798	178,358,120

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 45,224,881 and 44,717,759 issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	4,522	-
Additional paid-in capital	52,308,452	21,466,308
Retained earnings	66,284,958	46,100,913
Total shareholders' equity	118,597,932	67,567,221
Total liabilities and shareholders' equity	$375,962,730	$245,925,341

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Tour revenues	$58,561,323	$51,540,429	$163,512,874	$153,706,109

Cost of tours	25,443,716	22,594,085	71,330,704	68,671,913
Gross profit	33,117,607	28,946,344	92,182,170	85,034,196

Operating expenses:
General and administrative	9,709,100	7,551,316	27,620,640	22,794,039
Selling and marketing	9,464,802	7,778,325	26,816,447	23,624,748
Merger related expenses	5,494,975	-	13,265,866	-
Depreciation and amortization	2,688,894	2,937,883	8,335,719	8,685,677
Total operating expenses	27,357,771	18,267,524	76,038,672	55,104,464

Operating income	5,759,836	10,678,820	16,143,498	29,929,732
Other (expense) income:
Change in fair value of obligation to repurchase shares of common stock	-	(2,463,336)	-	(3,035,767)
Gain (loss) on foreign currency	147,833	718,620	(46,533)	499,334
Gain on transfer of assets	-	-	7,501,948	-
Other (expense) income, net	(23,978)	-	5,000,000	-
Interest expense, net	(2,948,312)	(1,320,050)	(8,025,939)	(3,977,549)
Total other (expense) income	(2,824,457)	(3,064,766)	4,429,476	(6,513,982)

Income before income taxes	2,935,379	7,614,054	20,572,974	23,415,750
Income tax (benefit) expense	(1,480,899)	333,518	388,933	2,576,010
Net income	$4,416,278	$7,280,536	$20,184,041	$20,839,740

Common stock
Net income available to common stockholders	$4,416,278	$6,370,416	$20,184,041	$18,234,621
Weighted average shares outstanding
Basic	45,004,393	44,717,759	44,814,354	44,717,759
Diluted	46,456,315	44,717,759	45,544,382	44,717,759
Earnings per share
Basic	$0.10	$0.14	$0.45	$0.41
Diluted	$0.10	$0.14	$0.44	$0.41
Class B common stock
Net income available to Class B common stockholders	$-	$910,120	$-	$2,605,119
Weighted average shares outstanding
Basic	-	6,388,677	-	6,388,677
Diluted	-	6,388,677	-	6,388,677
Earnings per share
Basic	$-	$0.14	$-	$0.41
Diluted	$-	$0.14	$-	$0.41

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2015	2014

Cash Flows From Operating Activities
Net income	$20,184,041	$20,839,740
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,335,719	8,685,677
Amortization of National Geographic fee	670,239	-
Amortization of debt discount and deferred financing costs	2,733,447	553,047
Stock-based compensation	3,641,169	-
Deferred income taxes	385,001	309,450
Gain on currency translation	(46,533)	(499,334)
Gain on transfer of assets	(7,502,668)	-
Changes in operating assets and liabilities
Inventories and marine operating supplies	761,051	(194,805)
Prepaid expenses and other current assets	1,091,353	(776,311)
Unearned passenger revenues	538,435	(2,251,189)
Other long-term liabilities	191,717	165,180
Accounts payable and accrued expenses	(715,919)	149,112

Net cash provided by operating activities	30,267,052	26,980,567

Cash Flows From Investing Activities
Purchase of investment in CFMF	(68,087,953)	-
Purchase of property and equipment, net	(8,142,821)	(3,382,893)
Advance from (to) shareholder	1,500,926	(70,745)
(Redemption) purchase of restricted cash and marketable securities	(949,868)	246,384

Net cash used in investing activities	(75,679,716)	(3,207,254)

Cash Flows From Financing Activities
Proceeds from long-term debt	175,000,000	-
Net proceeds from merger	96,806,055	-
Deferred financing costs	(10,943,676)	-
Repayments of long-term debt	(41,440,732)	(2,985,406)
Proceeds used in exchange of option shares	(4,850,437)	-
Repurchase of stock from common shareholders	-	3,035,766

Net cash provided by financing activities	214,571,210	50,360

Effect of exchange rate changes on cash	(85,733)	119,785

Net increase in cash and cash equivalents	169,072,813	23,943,458

Cash and cash equivalents at beginning of period	39,678,720	44,353,563

Cash and cash equivalents at end of period	$208,751,533	$68,297,021

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$4,549,829	$3,193,037

Income taxes	$386,765	$1,326,561

Non-cash investing and financing activities:
Investment in CFMF liquidation of Junior debt asset, warrant	$84,903,567	-
CFMF liquidation of Junior debt long-term debt, additional paid-in capital	(84,903,567)	-
Transfer from inventories and marine operating supplies	(413,593)	-
Transfer to property and equipment, net	413,593	-
Additional paid-in capital exercise proceeds of option shares	2,239,820	-
Additional paid-in capital exchange proceeds used for option shares	(2,239,820)	-

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LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Information

(unaudited)

Reconciliation of Net Income to

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$4,416,278	$7,280,536	$20,184,041	$20,839,740
Income tax (benefit) expense	(1,480,899)	333,518	388,933	2,576,010
Interest expense, net	2,948,312	1,320,050	8,025,939	3,977,549
Depreciation and amortization expense	2,688,894	2,937,883	8,335,719	8,685,677
EBITDA	8,572,585	11,871,987	36,934,632	36,078,976
Change in fair value of obligation to repurchase shares of common stock	-	2,463,336	-	3,035,767
(Gain) loss on foreign currency translation	(147,833)	(718,620)	46,533	(499,334)
Stock-based compensation	1,213,722	-	3,641,169	-
Loss (gain) on transfer of assets	23,978	-	(7,501,948)	-
Other non-cash income	-	-	(5,000,000)	-
National Geographic fee amortization -non-cash	670,239	-	670,239	-
Merger related expenses	5,494,975	-	13,265,866	-
Acquisition related expenses	-	-	-	112,000
Adjusted EBITDA	$15,827,666	$13,616,703	$42,056,491	$38,727,409

Guest Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Available Guest Nights	53,235	47,047	144,399	137,827
Guest Nights Sold	48,200	43,744	132,007	130,166
Occupancy	90.5%	93.0%	91.4%	94.4%
Maximum Guests	6,391	5,415	17,001	15,683
Number of Guests	5,817	5,047	15,623	14,851

Calculation of Gross Yield and Net Yield

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Guest ticket revenue	$51,427,298	$45,664,781	$142,380,845	$135,169,451
Other revenues	7,134,025	5,875,648	21,132,029	18,536,658
Tour Revenues	58,561,323	51,540,429	163,512,874	153,706,109
Less: Commissions	(4,205,456)	(3,449,808)	(11,328,554)	(10,141,819)
Less: Other expense	(4,569,747)	(3,394,797)	(12,682,042)	(10,614,594)
Net Revenue	$49,786,120	$44,695,824	$139,502,278	$132,949,696
Available Guest Nights	53,235	47,047	144,399	137,827
Gross Yield	$1,100.05	$1,095.51	$1,132.37	$1,115.21
Net Yield	$935.21	$950.02	$966.09	$964.61

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Calculation of Net Cruise Cost Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cost of tours	$25,443,716	$22,594,085	$71,330,704	$68,671,913
Plus: Merger related expenses	5,494,975	-	13,265,866	-
Plus: Selling and marketing	9,464,802	7,778,325	26,816,447	23,624,748
Plus: General and administrative	9,709,100	7,551,316	27,620,640	22,794,039
Gross Cruise Cost	$50,112,593	$37,923,726	$139,033,657	$115,090,700
Less: Commission expense	(4,205,456)	(3,449,808)	(11,328,554)	(10,141,819)
Less: Other expenses	(4,569,747)	(3,394,797)	(12,682,042)	(10,614,594)
Net Cruise Cost	$41,337,390	$31,079,121	$115,023,061	$94,334,287
Less: Fuel expense	(2,106,725)	(2,730,916)	(6,831,311)	(9,092,437)
Net Cruise Cost Excluding Fuel	$39,230,665	$28,348,205	$108,191,750	$85,241,850
Non-GAAP Adjustments:
Stock-based compensation	(1,213,722)	-	(3,641,169)	-
National Geographic fee amortization	(670,239)	-	(670,239)	-
Merger related expenses	(5,494,975)	-	(13,265,866)	-
Acquisition related expenses	-	-	-	(112,000)
Adjusted Net Cruise Cost Excluding Fuel	$31,851,729	$28,348,205	$90,614,476	$85,129,850
Available Guest Nights	53,235	47,047	144,399	137,827
Gross Cruise Cost per Available Guest Night	$941.35	$806.08	$962.84	$835.04
Net Cruise Cost per Available Guest Night	$776.51	$660.60	$796.56	$684.44
Net Cruise Cost Excluding Fuel per Available Guest Night	$736.93	$602.55	$749.26	$618.47
Adjusted Net Cruise Cost per Available Guest Night	$637.90	$660.60	$674.84	$683.63
Adjusted Net Cruise Cost Excl. Fuel per Available Guest Night	$598.32	$602.55	$627.53	$617.66

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Key Operational and Financial Metrics

Lindblad uses a variety of operational and financial metrics, which are defined below, to evaluate its performance and financial condition. Lindblad uses certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, Net Yields and Net Cruise Costs, to enable it to analyze its performance and financial condition. Lindblad utilizes these financial measures to manage its business on a day-to-day basis and believes that they are the most relevant measures of performance. Some of these measures are commonly used in the cruise industry to measure performance. Lindblad believes these non-GAAP measures provide expanded insight to measure revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, other income (expense), and income tax benefit (expense), and other supplemental adjustments. The Company believes Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income. The Company’s use of Adjusted EBITDA may not be comparable to other companies within the industry.

Available Guest Nights is a measurement of capacity and represents double occupancy per cabin (except single occupancy for a single capacity cabin) multiplied by the number of cruise days for the period. The Company also records the number of guest nights available on its limited land programs in this definition.

Gross Cruise Cost represents the sum of cost of tours plus selling and marketing expense and general and administrative expense.

Gross Yield represents tour revenue divided by Available Guest Nights.

Guest Nights Sold represents the number of guests carried for the period multiplied by the number of nights sailed within the period.

Maximum Guests is a measure of capacity and represents the maximum number of guests in a period and is based on double occupancy per cabin (except single occupancy for a single capacity cabin).

Net Cruise Cost represents Gross Cruise Cost excluding commissions and certain other direct costs of guest ticket revenue and other revenue.

Net Cruise Cost Excluding Fuel represents Net Cruise Cost excluding fuel costs.

Net Revenue represents tour revenue less commissions and direct costs of other revenue.

Net Yield represents Net Revenue divided by Available Guest Nights.

Number of Guests represents the number of guests that travel with the Company in a period.

Occupancy is calculated by dividing Guest Nights Sold by Available Guest Nights.

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